UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GIBO HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Unit 2912, Metroplaza, Tower 2

223 Hing Fong Road, Kwai Chung, N.T.

Hong Kong

(Address of principal executive offices, zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Ordinary Shares, par value $0.000001 each	The Nasdaq Stock Market LLC
Warrants, each exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-285183

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are Class A ordinary shares, par value of $0.000001 each (the “Class A Ordinary Shares”) of GIBO HOLDINGS LIMITED, a Cayman Islands exempted company limited by shares (the “Company”), and certain warrants, each entitling the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share (the “Warrants”).

The description of the Class A Ordinary Shares and Warrants contained in the section entitled “Description of PubCo’s Share Capital” in the proxy statement/prospectus forming a part of the Company’s Registration Statement on Form F-4 (File No. 333-285183), as initially filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2025, as amended, including any form of prospectus contained therein pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

The Class A Ordinary Shares and the Warrants to be registered hereunder are expected to be listed on The Nasdaq Stock Market LLC under the symbols “GIBO” and “GIBOW,” respectively.

Item 2. Exhibits.

Pursuant to the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 14, 2025

GIBO HOLDINGS LIMITED

By:	/s/ Jing Tuang “Zelt” Kueh
Name:	Jing Tuang “Zelt” Kueh
Title:	Chief Executive Officer